AMENDED AND RESTATED OPERATING EXPENSES AGREEMENT

This AMENDED AND RESTATED OPERATING EXPENSES AGREEMENT (“Agreement”) is effective as of the 1st day of August, 2014, by and between RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS, a Delaware statutory trust (“Trust”), on behalf of each series of the Trust listed in Appendix A hereto, as may be amended from time to time (each, a “Fund”), and RAINIER INVESTMENT MANAGEMENT, LLC, a limited liability company organized and existing under the laws of the State of Delaware (“Rainier”).

WHEREAS, Rainier renders advice and services to the Funds pursuant to the terms of a Management Agreement between the Trust and Rainier dated May 6, 1994, as has been amended from time to time (the “Management Agreement”); and

WHEREAS, the Funds are responsible for, and have assumed the obligation for, payment of certain expenses pursuant to Section 4 of the Management Agreement that have not been assumed by Rainier; and

WHEREAS, Rainier desires to limit the Operating Expenses (as that term is defined in Paragraph 2 of this Agreement) attributable to each share class of each Fund pursuant to the terms and provisions of this Agreement, and the Trust (on behalf of the Funds) desires to allow Rainier to implement those limits.

NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

1. LIMIT ON OPERATING EXPENSES. Rainier agrees to limit the Operating Expenses applicable to each class of shares of each of the Funds to the respective annual rate of Operating Expenses specified for that share class of that Fund in APPENDIX A of this Agreement. Rainier agrees to maintain each such limit until the applicable date set forth in APPENDIX A, unless the Agreement is terminated with respect to a limit, as provided in Paragraph 5 of this Agreement.

2. DEFINITION. For purposes of this Agreement, the term “Operating Expenses” with respect to a share class of a Fund means the ordinary operating expenses attributable to the share class of the Fund, including Rainier’s investment advisory fee under the Management Agreement and any Rule 12b-1 fees, but excluding any acquired fund fees and expenses, any front-end or contingent deferred loads, taxes, interest, brokerage commissions, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation, and other expenses not incurred in the ordinary course of the Fund’s business.

3. REIMBURSEMENT OF FEES AND EXPENSES. Rainier, under Section 5(b) of the Management Agreement, retains its right to receive reimbursement of reductions of its investment management fee and Operating Expenses paid by it that are not its responsibility under Section 4 of the Management Agreement.

4. TERM. This Agreement shall become effective as of the date specified above and shall remain in effect unless terminated as provided in Paragraph 5 of this Agreement.

5. TERMINATION. The Trust may terminate this Agreement on behalf of any one or more of the Funds with respect to one or more share classes at any time without payment of any penalty, upon written notice to Rainier. This Agreement also shall terminate in the event that the Management Agreement is terminated.

6. ADDITIONAL EXPENSE LIMITATIONS. From time to time, the parties may agree to additional expense limitations, which may be memorialized as addenda to this Agreement.

7. ASSIGNMENT. This Agreement and all rights and obligations hereunder may not be assigned by a party without the written consent of the other party.

8. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby.

9. CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction of effect.

10. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington without giving effect to the conflict of laws principles thereof; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the Investment Company Act of 1940, as amended and the Investment Advisers Act of 1940, as amended and any rules and regulations promulgated thereunder.

IN WITNESS WHEREOF, the parties hereto have caused this went to be duly executed and attested by their duly authorized officers, all on the day and year first above written .

RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS

By:	/s/ Melodie B. Zakaluk
Name:	Melodie B. Zakaluk
Title:	CEO/President

RAINIER INVESTMENT MANAGEMENT, LLC

By:	/s/ Melodie B. Zakaluk
Name:	Melodie B. Zakaluk
Title:	Chief Operating Officer

APPENDIX A

Fund	Operating Expense Limit	Expiration Date
Rainier Small/Mid Cap Equity Fund
Class I	1.23%	July 31, 2015
Class O	1.48%	July 31, 2015

Rainier Large Cap Equity Fund
Class I	1.04%	July 31, 2015
Class O	1.29%	July 31, 2015

Rainier Large Cap Growth Equity Fund
Class I	0.91%	July 31, 2015

Rainier Mid Cap Equity Fund
Class I	1.10%	July 31, 2015
Class O	1.35%	July 31, 2015

Rainier Balanced Fund
Class I	0.94%	July 31, 2015
Class O	1.19%	July 31, 2015

Rainier Intermediate Fixed Income Fund
Class O	0.55%	July 31, 2015
Class I	0.45%	July 31, 2015

Rainier High Yield Fund
Class I	0.65%	July 31, 2015
Class O	0.90%	July 31, 2015

Rainier International Discovery Fund
Class I	1.25%	July 31, 2015
Class A	1.50%	July 31, 2015

RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS

By:	/s/ Melodie B. Zakaluk
Name:	Melodie B. Zakaluk
Title:	CEO/President

RAINIER INVESTMENT MANAGEMENT, LLC

By:	/s/ Melodie B. Zakaluk
Name:	Melodie B. Zakaluk
Title:	Chief Operating Officer

ADDENDUM

SUPPLEMENTAL OPERATING EXPENSE LIMITATION RAINIER LARGE CAP EQUITY FUND

This ADDENDUM (“Addendum”) to the AMENDED AND RESTATED OPERATING EXPENSES AGREEMENT (“Agreement”) is effective as of the 31st day of July, 2014, by and between RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS, a Delaware statutory trust (the “Trust”), on behalf of the Rainier Large Cap Equity Fund series of the Trust (“Fund”), and RAINIER INVESTMENT MANAGEMENT, LLC, a corporation organized and existing under the laws of the State of Washington (“Rainier”).

WHEREAS, Rainier has determined that it wishes from the effective date hereof until July 31, 2015 to provide an additional limitation on expenses experienced by the Fund in the form of an obligation to waive fees and/or reimburse expenses of the Fund as necessary to reduce the total operating expense ratio for each outstanding share class of the Fund, as reflected in the applicable fee table for the Fund as set forth in its prospectus, by 7 basis points.

NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

1. ADDITIONAL LIMIT ON OPERATING EXPENSES. Rainier agrees to limit the Operating Expenses applicable to each class of shares of the Fund through July 31, 2015 by waiving fees and/or reimbursing expenses such that the annual rate of Operating Expenses with respect to each class of shares is reduced by seven basis points, unless (i) the Operating Expenses are seven or more basis points higher than the applicable expense limitation set forth in Appendix A of the Agreement (in which case the provisions of the Agreement alone shall govern) or the Agreement is terminated with respect to a limit, as provided in Paragraph 5 of this Agreement.

2. DEFINITION. For purposes of this Addendum, the term “Operating Expenses” with respect to a share class of the Fund means the ordinary operating expenses attributable to the share class, including Rainier’s investment advisory fee under the Management Agreement and any Rule 12b-1 fees, but excluding any acquired fund fees and expenses, any front-end or contingent deferred loads, taxes, interest, brokerage commissions, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation, and other expenses not incurred in the ordinary course of the Fund’s business.

3. ASSIGNMENT. This Addendum and all rights and obligations hereunder may not be assigned by a party without the written consent of the other party.

4. SEVERABILITY. If any provision of this Addendum shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Addendum shall not be affected thereby.

9. CAPTIONS. The captions in this Addendum are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction of effect.

10. GOVERNING LAW. This Addendum shall be governed by, and construed in accordance with, the laws of the State of Washington without giving effect to the conflict of laws principles thereof; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the Investment Company Act of 1940, as amended and the Investment Advisers Act of 1940, as amended and any rules and regulations promulgated thereunder.

IN WITNESS WHEREOF, the parties hereto have caused this went to be duly executed and attested by their duly authorized officers, all on the day and year first above written.

RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS

By:	/s/ Melodie B. Zakaluk
Name:	Melodie B. Zakaluk
Title:	CEO/President

RAINIER INVESTMENT MANAGEMENT, LLC

By:	/s/ Melodie B. Zakaluk
Name:	Melodie B. Zakaluk
Title:	Chief Operating Officer